Exhibit 23.2

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Catherines Stores Corporation:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Catherines Stores Corporation's 1996 annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated March 11, 1997. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in Item 14(a)2 on page 9 are the responsibility of the Company's management and are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP


Memphis, Tennessee,
March 11, 1997.